UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2007
CIVITAS BANKGROUP, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-27393	62-1297760

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Corporate Centre, 810 Crescent Centre Drive, Suite 320, Franklin, Tennessee	37067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 263-9500
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On January 25, 2007, Cumberland Bank, (the “Bank”), the wholly-owned bank subsidiary of Civitas BankGroup, Inc., a Tennessee corporation (the “Company”) entered into an Endorsement Split Dollar Agreement (the “Agreement”) with Danny Herron (the “Executive”), pursuant to which a designated beneficiary of the Executive will be entitled to receive 20% of the total death proceeds of an insurance policy purchased by the Bank on the life of the Executive if the related policy is not cancelled, surrendered, terminated or allowed to lapse prior to the Executive’s employment with the Bank terminating as a result of the Executive’s death. Pursuant to the terms of the Agreement, the Bank will pay the premiums on the related policy, which may, upon termination of the Agreement, be purchased by the Executive for an amount equal to the then cash surrender value of the related policy. The economic benefit to the Executive of the Agreement will be imputed to the Executive on an annual basis.
     The description of the Agreement contained herein is qualified in its entirety to the form of Agreement filed herewith as Exhibit 10.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Form of Endorsement Split Dollar Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS BANKGROUP, INC.
By:	/s/ Lisa Musgrove
	Name:	Lisa Musgrove
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: January 31, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Endorsement Split Dollar Agreement